Exhibit 10.12

SECOND AMENDMENT TO AGREEMENT OF LEASE

This Second Amendment is made this 8th day of November 2002, by and between LIBERTY PROPERTY LIMITED PARTNERSHIP (hereinafter “Landlord”), and KENEXA TECHNOLOGY, INC. (hereinafter “Tenant”).

WHEREAS, Landlord and Tenant are presently the parties to a certain Agreement of Lease originally entered into by Landlord and Raymond Karsan Associates dated June 29, 1996, amended August 14, 2002 (collectively, the “Lease”) presently relating to premises located in the building known and identified as 170 South Warner Road, Upper Merion Township, Montgomery County, Pennsylvania, but, by amendment, soon to relate to premises contained in that building known and identified as 650 East Swedesford Road, Tredyffrin Township, Chester County, Pennsylvania; and

WHEREAS, Landlord and Tenant desire to make certain modifications to the Lease

NOW THEREFORE, the parties hereto agree as follows:

1. The First Amendment to Agreement of Lease dated August 14, 2002 (the “First Amendment”), effective on the “Second Commencement Date” (defined in the First Amendment) redefined the Premises (referred to therein as the “New Premises”) as being an area containing approximately 30,815 rentable square feet in the New Building, of which 25,625 rentable square feet are on the second floor and 5,190 rentable square feet are on the first floor (the “First Floor Space”). It is agreed that the First Floor Space shall be reduced by the deletion therefrom of an area containing approximately 17 rentable square feet as illustrated on Exhibit “A” attached hereto (the “Cable Closet”). Such reduction shall be effective immediately on the Second Commencement Date, so that the Cable Closet never becomes part of the New Premises.

As a result of such reduction in size, the total area of the Premises shall be reduced to 30,798 rentable square feet, and the First Floor Space shall be reduced to 5,173 rentable square feet.

2. As a result of the aforesaid reduction of the size of the New Premises:

(a) Commencing with calendar year 2003, Tenant’s Minimum Annual Rent obligation shall be reduced to equal $491,844.06, due and payable in equal monthly installments of $40,987.01 each.

(b) During calendar year 2004, Tenant’s Minimum Annual Rent obligation shall be reduced to $553,440.06, due and payable in equal monthly installments of $46,120.01 each, and, thereafter, for the balance of the Term, Tenant’s Minimum Annual Rent obligation shall increase on the first day of each calendar year by $0.50 per rentable square foot per year over the rate of Minimum Annual Rent applicable to the immediately preceding calendar year.

(c) Tenant’s Proportionate Share shall be 30.80%.

3. Certain changes were made to the First Amendment immediately prior to the execution thereof, which resulted in changes in the page breaks with regard to that document. As a result, on page 19 of the First Amendment, in the middle of subsection 19.d., a large space appears, within which is contained the text “REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.” Such space and such text are hereby deleted, so that subsection 19.d. now appears as follows:

(a) TENANT KNOWINGLY AND EXPRESSLY WAIVES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY

APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT’S PROPERTY OR THEREAFTER.

4. Preservation of Lease Provisions and Remedies. Except as expressly modified hereby, the Lease shall remain in full force and effect in accordance with its terms. Specifically, without limitation, in the event of any default by Tenant of any of its obligations under the Lease, as hereby amended, Landlord shall be entitled to pursue all remedies against Tenant available under the terms of the Lease, as hereby amended, or otherwise at law or in equity. Accordingly, Tenant agrees to the following:

(a) When the Lease, as hereby amended, and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through, or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which the Lease, as hereby amended, or true and correct copies thereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT, A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced, it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of the Lease or Tenant’s right of possession as herein set forth, to again confess judgment as herein provided, for which the Lease, as hereby amended, or a true and correct copy thereof shall be good and sufficient warrant.

(b) If Tenant shall default in the payment of the Rent due hereunder, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all sums due hereunder plus interest, costs, and an attorney’s collection commission equal to the greater of ten percent (10%) of all such sums or $1,000.00, for which the Lease, as hereby amended, or a true and correct copy thereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT’S PROPERTY BY LEVY OR ATTACHMENT. IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER

ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time-to-time as often as any of said rental and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial Term of the Lease and during any extended or renewal Term of the Lease and after the expiration of any extended or renewal Term of the Lease.

(c) The warrants of attorney to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments of the Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant’s obligations or expand the size of the Premises. Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution or garnishment thereon.

(d) TENANT KNOWINGLY AND EXPRESSLY WAIVES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT’S PROPERTY OR THEREAFTER.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have caused this Second Amendment to Agreement of Lease to be duly executed the thy and first above written.

LIBERTY PROPERTY LIMITED PARTNERSHIP, by its Sole General Partner, LIBERTY PROPERTY TRUST

	By:	/S/ JAMES R. MAZZARELLI, JR.
	Name:	James R. Mazzarelli, Jr.
	Title:	Senior Vice President/City Manager

KENEXA TECHNOLOGY, INC.

Attest:	By:	/S/ ELLIOTT H. CLARK
	Name:	Elliott H. Clark
	Title:	Chief Operating Officer

Kenexa Corporation, a Pennsylvania corporation, being the Guarantor of the obligations of Kenexa Technology, Inc. relating to the Lease which is being amended by the foregoing Second Amendment to Agreement of Lease, by virtue of that GUARANTY dated August 9, 2002, hereby acknowledges and consents to the foregoing Second Amendment to Agreement of Lease and agrees that the GUARANTY shall apply with full force and effect to the Lease as so amended.

IN WITNESS WHEREOF, Kenexa Corporation, intending to be legally bound hereby, has caused this document to be duly executed this 8th, day of November 2002.

KENEXA CORPORATION

By:	/S/ ELLIOTT H. CLARK
Name:	Elliott H. Clark
Title:	Chief Operating Officer